Exhibit 10.37

VIRGIN MEDIA INC.

AND

THE EMPLOYEE NAMED HEREIN

EMPLOYEE JOINT OWNERSHIP AGREEMENT

RELATING TO THE VIRGIN MEDIA INC 2010 STOCK INCENTIVE PLAN

Employee Joint Ownership Agreement

THIS AGREEMENT is made with effect from the JSOP Award date specified on Particulars of Award included herewith.

BETWEEN:

(1)	Virgin Media Inc., a Delaware corporation with its principal executive office at 909 Third Avenue, Suite 2863, New York, New York 10022 and its registered office at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 (“the Corporation”); and

(2)	The Employee named in the Particulars of Award (as defined below) (the “Second Owner”).

WHEREAS:

(A)	By a Declaration of Trust dated 28th January 2011 (the “JSOP Trust Agreement”) made between the Corporation and the First Owner (as defined below), the Corporation established the Virgin Media Inc. Grantor Trust.

(B)	Under the Virgin Media Inc 2010 Stock Incentive Plan, the Second Owner has agreed to enter into this Agreement with the Corporation in respect of the Second Owner acquiring an interest in the number of shares of the Corporation’s common stock, par value $0.01 set out in his or her Particulars of Award in accordance with the JSOP Trust Agreement, this Agreement, the Plan, the Schedule and the Corporation’s Bylaws (“the Shares”).

(C)	The First Owner (as defined below) shall acquire an interest in the Shares in accordance with the terms of the Trustee Joint Ownership Agreement (the “TJOA”), the form of which is attached as Appendix 1.

(D)	The Second Owner shall hold the Shares as a tenant in common with the First Owner, subject to the terms and conditions of the JSOP Trust Agreement, this Agreement, the TJOA, the Plan, the Schedule and the Corporation’s Bylaws.

(E)	The Second Owner’s beneficial interest in the Shares will be a restricted interest in securities for the purposes of Part 7 of the Income Tax (Earnings & Pensions) Act 2003.

Employee Joint Ownership Agreement

THE PARTIES agree as follows:

1.1	DEFINITIONS AND INTERPRETATIONS

(a)	In this Co-Ownership Agreement words defined in the Plan and the Schedule shall have the same meaning unless otherwise stated and the following words and expressions shall have, where the context so admits, the meanings set forth below:

“Acquisition Notice”	has the meaning specified in Clause 4 of this Agreement;

“Agreement”	means this agreement executed as a deed by the parties;

“Base Amount”	means the value set out in the Particulars of Award;

“Bylaws”	means the Bylaws of the Corporation as amended from time to time;

“Exercise”	means a request by the Second Owner to the Corporation to procure that the First Owner acquire his or her Second Owner Interest by way of exchange in accordance with Clause 10 or 11 of this Agreement, and Exercised shall be construed accordingly;

“Exercise Date”	means the date on which an Award is Exercised;

“Fair Market Value”	means the aggregate fair market value of the Share or Shares in question, determined by the Committee in its reasonable discretion as of a date that is proximate to the date of Exercise or such other date as of which the determination of Fair Market Value is required to be made;

Employee Joint Ownership Agreement

“First Owner”	means the Trustee for the time being of the Virgin Media Inc Grantor Trust;

“Interest Market Value”	means the Fair Market Value of the Shares in respect of which a Second Owner Interest is being Exercised or acquired, less the aggregate Base Amount in relation to such Shares;

“JSOP Award”	means the acquisition of a Second Owner Interest in Shares pursuant to this Agreement, subject to the payment of the Second Owner Purchase Price;

“JSOP Award Date”	means the date on which a JSOP Award occurs;

“JSOP Trust Agreement”	has the meaning set forth in the first Whereas clause above;

“Owners”	means the First Owner and the Second Owner;

“Particulars of Award”	means the particulars set out in this Agreement as Exhibit A, which form part thereof;

“Plan”	means the Virgin Media Inc 2010 Stock Incentive Plan;

“Relevant Tax”	means any tax, duties, social security contributions, social taxes and/or similar liabilities that may arise in connection with participation in the Plan;

“Purchase Payment Date”	means the date specified in the Particulars of Award;

“Schedule”	means Schedule B of the Plan;

Employee Joint Ownership Agreement

“Second Owner”	has the meaning specified in the Recitals;

“Second Owner Interest”	means the interest of the Second Owner in Shares acquired under this Agreement;

“Second Owner Proportion”	means the proportion of the proceeds of disposition of the Shares to which the Second Owner shall be entitled in accordance with this Agreement;

“Second Owner Purchase Price”	means the amount per Share so identified on the Particulars of Award as payable by the Second Owner to acquire an interest in Shares to be held jointly with the First Owner;

“Specified Consideration”	means the consideration which the First Owner will use to acquire the Second Owner Interest (or part thereof), which amount shall at any relevant time be the entire beneficial interest in a number of Shares with an aggregate Fair Market Value equal to the value to be paid for the Second Owner Interest (or part thereof) as specified in the relevant Clause herein provided, however, that if the First Owner is entitled to acquire the Second Owner Interest for $1 that amount shall be paid in cash;

“Transaction”	has the meaning given to it in Section 6(j)(2) of the Plan;

“Vest”	means, in relation to a Second Owner Interest the right of the Second Owner to Exercise the Second Owner Interest, and

Employee Joint Ownership Agreement

“Vests”, “Vesting” and “Vested” shall be construed accordingly;

“Vesting Condition”	means a condition or conditions governing the Vesting of JSOP Awards as specified in the Particulars of Award;

“Vesting Date”	means the date on which a JSOP Award Vests; and

“Vested Interest”	means any part of the Second Owner Interest that has Vested.

(b)	Words not otherwise defined in this Agreement shall have the same meanings as in the Schedule, the Rules or in the Bylaws as the context requires.

(c)	In this Agreement a reference to:

(i)	any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder;

(ii)	an agreement is to that agreement as amended or replaced from time to time; and

(iii)	a person includes a reference to that person’s legal representatives or successors.

(d)	Unless the context otherwise requires, references in this Agreement to the singular shall include the plural (and vice versa), words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa.

(e)	Headings and captions are provided for reference only and shall not be considered as part of the Agreement.

(f)	Unless the context otherwise requires, references to Clauses are references to Clauses in this Agreement.

(g)	In the event of any conflict between this Agreement and the Plan, the Agreement shall take precedence.

Employee Joint Ownership Agreement

2	CO-OWNERSHIP

The First Owner and the Second Owner shall be tenants-in-common of the Shares in the proportions and otherwise on the terms set out in this Agreement.

3	ACQUISITION

3.1	General

(a)	The Second Owner shall subscribe for the Shares jointly with the First Owner, so that the Shares will be held jointly by the Owners subject to and in accordance with the terms and conditions of the TJOA, this Agreement, the Plan, the Schedule, the JSOP Trust Agreement and the Bylaws of the Corporation.

(b)	For the avoidance of doubt, Shares are held by the Owners subject to the terms of this Agreement for so long as they are held jointly by the Owners. In the event that Shares become the exclusive property of either the First Owner or the Second Owner as a result of the operation of the TJOA, this Agreement, the Plan or the Schedule, such Shares shall no longer be held subject to the TJOA, this Agreement, the Plan, the Schedule and the JSOP Trust Agreement.

(c)	The Second Owner agrees that it is a condition of his or her acquisition of the Second Owner Interest that the Second Owner pay to the Corporation the aggregate Second Owner Purchase Price as provided in Clause 3.2(a).

(d)	To the extent that a valuation of any interest in the Shares is to be agreed with HM Revenue & Customs in connection with the provisions of ITEPA, the conduct of such valuation shall be delegated to the Committee and the Second Owner shall give such consents as may be necessary or desirable to allow that valuation to be effected.

(e)	The Second Owner shall be responsible for all Relevant Tax for which the Second Owner’s employer or anyone else may be liable to account for as a result of the acquisition of an interest in the Shares.

Employee Joint Ownership Agreement

3.2	Payment of the Second Owner Purchase Price

(a)	It is a condition to his or her acquisition of the Second Owner Interest that the Second Owner shall pay to the Corporation the Second Owner Purchase Price specified in the Particulars of Award by close of business on the Purchase Payment Date (or, if such day is not a business day in the United Kingdom, the next business day thereafter).

(b)	The Second Owner Purchase Price and charges are payable by the Second Owner by a bankers draft in favour of the Corporation, or by such other means as the Second Owner and the Corporation agree.

(c)	If the Second Owner does not pay the Second Owner Purchase Price, the JSOP Award will be forfeited and the Corporation will reacquire the Shares from the Owners and, for the avoidance of doubt, the Owners shall be paid nil consideration in respect of that reacquisition.

4	ACQUISITION OF SHARES BY THE FIRST OWNER

Where, by operation of Clause 13 of this Agreement, the First Owner becomes entitled to acquire the Second Owner Interest or any portion of it:

(a)	the Corporation shall issue a notice in writing to the First Owner (“the Acquisition Notice”);

(b)	the Acquisition Notice shall be in writing and shall set out the Second Owner Interest that is being acquired by the First Owner, and the value that will be payable to the Second Owner, which shall be determined in accordance with Clause 13.2 or 13.3 (as relevant). The consideration payable shall be the Specified Consideration. The Acquisition Notice shall be definitive, and the First Owner shall be entitled to rely upon it;

5	DEALINGS WITH SHARES

5.1	Subject to Clause 5.2, neither Owner may sell, transfer, encumber, charge or otherwise deal with the Shares or any interest therein or create any rights in or over his or her beneficial interest in any of the Shares without the prior written consent of the other Owner and the Committee.

Employee Joint Ownership Agreement

5.2	The Second Owner may not sell, transfer, encumber, charge or otherwise deal with the Shares or any interest therein or create any rights in or over their beneficial interest in any of the Shares prior to the Vesting Date, other than to the First Owner pursuant to the operation of Clauses 4 and 13.

5.3	If the Second Owner dies, the personal representatives of the Second Owner will be entitled to enforce the rights and shall be subject to the obligations of the Second Owner as if they had been a party to this Agreement.

6	DISPOSITION OF SHARES

6.1	Except as provided in Clause 12.2, in the event that any or all of the Shares are to be disposed of by the Owners in accordance with the terms of this Agreement, the Owners shall, conditional upon such disposal, be entitled to the Fair Market Value of the disposed Shares.

6.2	The Corporation shall advise the Owners in writing of the proportions of such Fair Market Value to which each is entitled and the Owners shall arrange for any such proceeds to be shared between them accordingly.

6.3	Where the Fair Market Value of the Shares to be disposed of exceeds the aggregate Base Amount in respect of the Shares sold:

(a)	the First Owner shall be entitled to receive Shares having a value equal to aggregate Base Amount; and

(b)	the Second Owner shall be entitled to receive the Second Owner Proportion, being Shares having a value equal to the excess of the Fair Market Value over the aggregate Base Amount.

6.4	Where the Fair Market Value does not exceed the aggregate Base Amount in respect of the Shares, or is realized in respect of Shares subject to the Second Owner Interest or portion thereof that has not Vested:

(a)	the First Owner shall be entitled to receive the Shares; and

(b)	the Second Owner shall be entitled to receive a payment from the First Owner of US$1.

Employee Joint Ownership Agreement

7	DIVIDENDS AND DISTRIBUTIONS

7.1	Except as provided in Clause 9, in the event that any dividend is paid, or distribution made in respect of Shares that are jointly held by the Owners, the full amount of that dividend or distribution (as the case may be) shall be allocated to the First Owner. No part of any such dividend or distribution that is paid in respect of such Shares shall be allocable to the Second Owner.

7.2	For the avoidance of doubt, in the event that, subsequent to an Exercise, any Shares become the exclusive property of the Second Owner, Clause 7.1 shall not apply and any dividend or distribution that is paid in respect of such Shares shall be paid in accordance with the Bylaws of the Corporation.

8	VOTING RIGHTS

8.1	Any voting rights inherent in the Shares that are jointly held by the Owners shall be exercised solely by the First Owner prior to the Vesting Date, and the Second Owner shall not hold any right to direct voting in respect of the Shares. The First Owner shall exercise its voting rights in accordance with the expressed wishes of the Corporation’s other shareholders, in proportion to the votes (including abstentions) by said shareholders on the matter in question, and the Company shall advise the First Owner as to such proportions. On and after the Vesting Date, the Second Owner shall be entitled to direct the voting of a number of Shares as calculated below (the “Specified Number”), which direction shall be given by the Second Owner to the Company and conveyed by the Company to the First Owner, and the First Owner shall vote the balance of the jointly-held Shares, including any Shares as to which it does not receive a direction from the Second Owner, in the same manner as prior to the Vesting Date. The Company shall direct the First Owner as to the voting of the Shares as aforesaid, and the First Owner shall be entitled to rely absolutely on that direction and shall have no duty to confirm its accuracy.

The Specified Number shall be calculated as follows: (i) Percentage of Second Owner Interest that has Vested; multiplied by (ii) total number of Shares underlying the Second Owner Interest; multiplied by (iii) 50%.

8.2	For the avoidance of doubt, in the event that, subsequent to an Exercise, any Shares become the exclusive property of the Second Owner, Clause 8.1 shall not apply and the ability of the Second Owner to vote in respect of such Shares shall be subject to the Bylaws of the Corporation.

Employee Joint Ownership Agreement

9	CORPORATE EVENTS

9.1	Upon the occurrence of an event described in Section 9 of the Plan (Effect of Certain Changes), the provisions of Section 9 of the Plan shall apply to the Shares held jointly by the Owners pursuant to this Agreement and shall be construed accordingly taking into account, where relevant, the provisions of this Clause 9 and the Committee shall make such adjustments to the Shares and/or the Base Amount as the Committee in its discretion deems appropriate.

9.2	If the application of Section 9 of the Plan and/or the exercise of any discretion by the Committee pursuant to such Section results in the Owners being given a right, opportunity or offer in relation to the Shares then in such case both Owners (but not one without the other) may exercise any right or opportunity or accept any such offer in relation to the Shares. The Committee shall instruct the First Owner on its exercise of that right or opportunity. The costs of such exercise or acceptance shall be borne by both Owners in proportion to the respective values of the First Owner’s interest in the Shares and the Second Owner Interest in the Shares on the date of the event.

9.3	If there occurs in relation to any of the Shares:

(a)	a transaction which results in a new holding being equated with the original holding for the purposes of capital gains tax; or

(b)	a transaction that would have that result but for the fact that what would be the new holding consists of or includes a qualifying corporate bond;

references in the Agreement to the Shares shall be construed after the time at which such transaction becomes effective as being references to any such new shares or securities.

10	EXERCISE OF VESTED INTERESTS BY SECOND OWNER DURING EMPLOYMENT

10.1	The Second Owner, so long as he or she continues to be an employee or officeholder of the Corporation or any Subsidiary Corporation, shall be entitled to Exercise any Vested Interest at any time prior to the 10th anniversary of the JSOP Award Date.

10.2	In order to Exercise the Vested Interest, the Second Owner shall give notice to the First Owner and the Corporation in the form specified from time to time by the Corporation.

Employee Joint Ownership Agreement

10.3	Upon Exercise of a Vested Interest, the Second Owner shall be entitled to exchange said Vested Interest (in whole or part) for the Interest Market Value thereof in the form of Specified Consideration. The Corporation shall determine the Interest Market Value and the Specified Consideration in accordance with this Agreement and give notice thereof to the Owner. The Corporation’s determination shall be definitive and the First Owner shall be entitled to rely upon it. The First Owner shall implement the exchange of the Vested Interest when reasonably practicable after receipt of the notice from the Corporation.

11	VESTING ON TERMINATION AND POST-TERMINATION EXERCISE BY SECOND OWNER

11.1	If the Second Owner ceases to be an employee or office holder of the Corporation or any Subsidiary Corporation in the case of death, disability or retirement, the Second Owner (or in the case of disability or death, the Second Owner’s personal representatives) may Exercise his or her Vested Interest at any time within the period of one (1) year following the date on which the Second Owner ceased to be an employee or officeholder of the Corporation or any Subsidiary Corporation.

11.2	If the Second Owner ceases to be an employee or officeholder of the Corporation or any Subsidiary Corporation for Cause, the Second Owner shall have no right to Exercise his or her Second Owner Interests and shall forfeit his or her Second Owner Interest in the JSOP Award.

11.3	If the Second Owner ceases to be an employee or officeholder of the Corporation or any Subsidiary Corporation for any reason other than as specified in Clause 11.1 or 11.2 hereof, the Second Owner (or, in the case of subsequent disability or death, the Second Owner’s personal representative) may Exercise his or her Vested Interest at any time within the period of three (3) months following the date on which the Second Owner ceased to be an employee or officerholder of the Corporation or any Subsidiary Corporation.

11.4	If the Second Owner ceases to be an employee or office holder of the Corporation or any Subsidiary Corporation, any of the Second Owner Interest that has not Vested on the date of cessation of office or employment shall not Vest, other than at the discretion of the Committee and if the Committee does determine that the Second Owner Interest has Vested it shall also determine the period within which the Second Owner Interest is capable of Exercise.

Employee Joint Ownership Agreement

11.5	In order to Exercise the Vested Interest pursuant to this Clause 11, the Second Owner shall give notice to the First Owner and the Corporation in the form specified from time to time by the Corporation.

11.6	Upon Exercise of a Vested Interest, the Second Owner shall be entitled to exchange said Vested Interest (in whole or part) for the Interest Market Value thereof in the form of Specified Consideration. The Corporation shall determine the Interest Market Value and Specified Consideration in accordance with this Agreement and give notice thereof to the Owner. The Corporation’s determination shall be definitive and the First Owner shall be entitled to rely upon it. The First Owner shall implement the exchange of the Vested Interest when reasonably practicable after receipt of the notice from the Corporation.

12	ACCELERATION EVENTS & TRANSACTIONS

12.1	Where an Acceleration Event occurs, the Second Owner Interest which is not Vested shall not Vest, unless the Corporation (in its absolute discretion) determines otherwise.

12.2	In the event of any Transaction, unless the agreement entered into in respect of the Transaction provides otherwise, the Owners shall receive, in respect of each Share, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share: provided, however, that Vesting of any Second Owner Interest shall remain subject to the Vesting Conditions applicable prior to the Transaction.

13	RIGHT TO ACQUIRE - FIRST OWNER

13.1	The First Owner shall acquire the Second Owner Interest or any part thereof in any of the circumstances set out in sub-clauses 13.1(a) to (f) below:

(a)	if the Second Owner ceases to be an employee or officeholder of the Corporation or any Subsidiary Corporation and the Second Owner Interest (or any part thereof) has not Vested (and is not deemed to Vest by the Committee pursuant to Clause 11.4) or is forfeited pursuant to Clause 11.2;

(b)	if the period for Exercise specified in clause 11.1 or 11.3 or set by the Committee pursuant to Clause 11.4, as applicable, has expired and the Second Owner has not during such period Exercised his or her Vested Interest;

Employee Joint Ownership Agreement

(c)	on the day immediately preceding the tenth anniversary of the JSOP Award Date;

(d)	the date on which the Second Owner becomes bankrupt;

(e)	at any time after the Vesting Date if a Vesting Condition has not been met; and

(f)	at any other time with the consent of the Corporation and the Second Owner.

13.2	Subject to Clause 13.3, where Clause 13.1(a), (b) or (c) applies, the amount payable by the First Owner to the Second Owner for the Second Owner Interest (or any part thereof) shall be the higher of US$1 and the lower of the Second Owner Purchase Price of such Second Owner Interest and the Interest Market Value.

13.3	Where Clause 13.1(a) applies and the Second Owner has ceased to be an employee or officeholder for Cause or where Clause 13.1(d), (e) or (f) applies, the amount payable by the First Owner to the Second Owner for the Second Owner Interest (or any part thereof) shall be US$1.

14	TAXATION

The Second Owner shall, as a condition of accepting the interest in the Shares, on the date of this Agreement, enter into an election under section 431(1) ITEPA to disapply the provisions of Chapter 2 of Part 7 ITEPA such that the existence of restrictions attaching to the Second Owner’s beneficial interest in the Shares is disregarded when calculating the market value of the Second Owner’s beneficial interest in the Shares for tax purposes. If the Second Owner fails to enter into such election prior to such date as the Corporation may specify, the JSOP Award will be forfeited and the Corporation will reacquire the Shares from the Owners and from the Owners and, for the avoidance of doubt, the Owners shall be paid nil consideration in respect of that reacquisition.

15	POWER OF ATTORNEY

The Second Owner:

(a)	hereby appoints any officer of the First Owner as his or her attorney with power to execute on his or her behalf any deed or documents and to take such other actions as may be required to implement Clauses 3.3 and 4; and

Employee Joint Ownership Agreement

(b)	the power of attorney granted by Clause 15(a) shall take effect as security for performance of the obligations of the Second Owner under Clauses 3.3, 4, 11, 12 and 13 and that this Clause 15 shall be irrevocable.

16	GENERAL

16.1	Personal Data

It is a condition of this Agreement that the Second Owner consent to the holding and processing of personal data provided by the Second Owner to the Corporation and the First Owner for all purposes relating to this Agreement, including, but not limited to administering and maintaining records, providing information to the First Owner, registrars, brokers, providing information to future purchasers of the Corporation or the business in which the Second Owner is employed or appointed.

16.2	Legal Entitlement & Dispute Resolution

The Parties acknowledge that in the case of any dispute in relation to the application of any Clauses in this Agreement or the Schedule, the decision of the Committee is final and binding.

16.3	Amendments

The terms of this Agreement may only be amended in writing by an instrument or deed executed by the Second Owner and the Corporation.

16.4	Third Party Rights; No Recourse

The parties agree that, except as set forth in this Clause, no person other than the Corporation and the Owners shall have any right under this Agreement. The First Owner shall be a third party beneficiary of this Agreement. The First Owner’s obligations under the TJOA in respect of the Second Owner shall be owed solely to, and shall be enforceable solely by, the Corporation, and the Second Owner shall have no recourse against the First Owner.

16.5	Compliance with Laws

Neither the Corporation nor the First Owner shall be obligated to perform any obligation under this Agreement, including the obligation to deliver Shares to the Second Owner, if the issuance thereof would result in a violation of law, including,

Employee Joint Ownership Agreement

without limitation, a violation of any applicable federal, state or foreign securities law.

16.6	Effect of Plan Amendments

Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of an Owner under this Agreement without the Owner’s consent, except to the extent necessary to comply with applicable law.

16.7	Separability

Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

16.8	Successors

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof.

16.9	Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements entirely to be performed within such State. Federal and state courts sitting in the State of Delaware shall have exclusive jurisdiction in relation to any claim arising under or relating to this Agreement.

16.10	Service of process

Notices to the Corporation given for purposes of this Agreement shall be sent to Virgin Media Inc. at its registered address as shown above and also to Virgin Media Limited at its principal executive offices at Media House, Bartley Wood Business Park, Bartley Way, Hook, Hampshire RG27 9UP, United Kingdom. For valid service, items so served must be marked for the personal attention of the General Counsel.

Employee Joint Ownership Agreement

Notices to the First Owner given for purposes of this Agreement shall be sent to Wilmington Savings Fund Society, FSB, at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801. For valid service, items served at this address must be marked for the personal attention of Ms. Raye Goldsborough, Assistant Vice President.

Notices to the Second Owner given for purposes of this Agreement shall be sent to him or her at the address specified in the Particulars of Award. The Second Owner hereby consents to service of process in the State of Delaware pursuant to a notice sent to the Second Owner at the address specified in the Particulars of Award.

A party or the First Owner can modify its notice address for purposes of this Clause by notice given hereunder or by other means reasonably calculated to provide effective notice to the parties hereto.

16.11	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all counterparts put together shall constitute but one and the same document.

IN WITNESS WHEREOF the parties have duly executed this Agreement by its duly authorized signatories on the first date written above.

VIRGIN MEDIA INC.

By:
Name:
Title:

THE EMPLOYEE NAMED BELOW

By:
Name:

Employee Joint Ownership Agreement

EXHIBIT A - PARTICULARS OF AWARD

Employee Name:

Employee Address:

JSOP Award Date:

Purchase Payment Date:

Second Owner Purchase Price per Share: $            , which consists of $             with respect to the first grant below (time based vesting) and $             with respect to the second grant below (performance based vesting)

Base Amount per Share:	$ , constituting an amount equal to 120% of Fair Market Value

Number of Shares:

The Vesting Condition is:	See Annex 1.

[INSERT VESTING CONDITION ANNEX, SPECIFYING TIME BASED VESTING SCHEDULE ]

Number of Shares:

The Vesting Condition is:	See Annex 1.

[INSERT VESTING CONDITION ANNEX, SPECIFYING PERFORMANCE OBJECTIVE AND PERFORMANCE CYCLE]

Employee Joint Ownership Agreement

EXHIBIT A – ANNEX 1 (VESTING CONDITIONS)

Employee Joint Ownership Agreement

APPENDIX 1 – TRUSTEE JOINT OWNERSHIP AGREEMENT (follows)